EXHIBIT 10.2

CONVERTIBLE PROMISSORY NOTE

$340,000.00                                                                                                                                                                                                March 1, 2005

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,  Xi'an Si Jian Wen Hua Chuan Bo Co., Ltd., a corporation organized under the laws of the Peoples’ Republic of China (“Maker”), hereby promises to pay to the order of Weiheng Cai (“Holder”), or to his assigns at Pompano Beach, Florida, or at such other place as Holder shall designate the sum of THREE HUNDRED FORTY THOUSAND DOLLARS, ($340,000.00) together with interest at the rate of eight percent (8%) per annum till paid.  All outstanding principal and interest shall be due upon the demand of Holder (“Maturity Date”).

Interest shall be computed on the basis of a 365-day year or 366-day year as applicable and actual days lapsed.  Maker shall have the privilege of repaying the principal under this Note in whole or in part, without penalty or premium at any time.  All payments here under shall be applied first to interest, then to principal.  All interest due and payable hereunder which is not paid when due for any reason shall be cumulated and accrue interest at the rate hereunder.

The holder of this note may, at her option, convert all or any portion of the accrued interest and unpaid principal balance of this Note into the common stock of Asia Pacific Entertainment Inc. at half the then current bid price or some other price determined by the Board of Directors as reasonable.

In order to exercise this conversion option, the Holder shall deliver to Maker at its offices written notice of its intention to convert, which notice shall set forth the amount of this Note to be converted (“Notice of Conversion”).  If Holder converts the entire accrued interest and unpaid principal balance of this Note then outstanding, Holder shall also surrender this Note at the offices of Maker.  If only a partial conversion by Holder occurs, then together with the Notice of Conversion, Holder shall surrender this Note at the offices of the Maker in exchange for a new Note providing for the payment of Maturity Date of all remaining principal and accrued interest due and owning subsequent to the conversion.  Within ten (10) business days of Maker’s receipt of the Notice of Conversion, the Maker shall deliver or cause to be delivered to the Holder new shares of common stock issued in the name of the Holder.  The Maker shall at all times take any and all additional actions as are necessary to maintain the required authority to issue shares in satisfaction of its obligations to Holder hereunder, in event the Payee exercises its rights under this Option.

All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest.  All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due to hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Note.  Any such action taken by Holder shall not discharge the liability of any party to this Note.

This Note shall be governed by and construed in accordance with the laws of the state of Florida without regard to conflict of law principles.  Maker shall also pay Holder any and all costs of collection incurred in connection with this Note, including court costs and reasonable attorney’s fees.

XI'AN SI JIAN WEN HUA CHUAN BO CO., LTD.

/s/ Guoqiang Zhan
Guoqiang Zhan
ITS: Sole President, Officer and Director

NOTICE OF CONVERSION/ASSIGNMENT

Notice is hereby given this 22nd day of August, 2007, pursuant to that certain Convertible Promissory Note dated 1st day of March 2005, that the holder thereof exercises his or her option to convert the debt represented thereby into common stock of ASPC, par value $0.001, based on $0.10 per share.  The current unpaid principal balance and accrued unpaid interest owed under the Note is $340,000.00 as of the date of this Notice which $340,000 is being converted into common stock of ASPC resulting in the issuance of 3,400,000 shares.

In addition, I would like to confirm hereto the 3,400,000 shares should be assigned to my company, Pao-Pao Investment Inc.

/s/ Weiheng Cai
Weiheng Cai
Holder